Exhibit 21.1

SUBSIDIARIES OF THE REGISTRANT

Name	Jurisdiction of Incorporation or Organization
Advanced Energy Industries (Shenzhen) Co., Ltd. (manufacturing)	China
Advanced Energy Industries AE - Israel Ltd.	Israel
Advanced Energy Industries GmbH	Germany
Advanced Energy Industries Limited	Hong Kong
Advanced Energy Industries U.K. Limited	United Kingdom
Advanced Energy Industries, Inc., Shanghai	China
Advanced Energy Japan K.K	Japan
Advanced Energy Services Pte. Ltd.	Singapore
Advanced Energy Singapore, Pte. Ltd.	Singapore
Advanced Energy Taiwan, Ltd.	Taiwan
Advanced Energy Xi’an Co., Ltd.	China
Advanced Energy Industries (Malaysia) SDN. BHD.	Malaysia
AE Korea, Ltd.	South Korea
AE Power Singapore Pte Ltd.	Singapore
AEI Canada, Inc.	Canada
AEI Finance GmbH & Co., KG	Germany
AEI Finance Ltd.	Hong Kong
AEI Finance Verwaltungs GmbH	Germany
AEI Holdings, GmbH	Germany
AEI Irish Holdings Ltd.	Ireland
AEI Korea Services, Ltd.	South Korea
AEI Power GmbH	Germany
AEI Power India Pvt. Ltd.	India
AEI US Subsidiary, LLC	Delaware
AES Global Holdings PTE Ltd.	Singapore
Artesyn Embedded Technologies (Hong Kong) Limited	Hong Kong
Artesyn Embedded Technologies (Hong Kong) Limited – South Korea	South Korea
Artesyn Embedded Technologies GmbH	Germany
Artesyn Embedded Technologies Philippines, Inc.	Philippines
Artesyn Embedded Technologies, Inc	Florida
Artesyn Technologies Asia-Pacific Ltd.	Hong Kong
Astec Agencies Ltd.	Hong Kong
Astec Agencies Ltd (Philippines)	Philippines
Astec Agencies Ltd. (Taiwan)	Taiwan
Astec America, LLC	Delaware
Astec Custom Power (Singapore) Pte. Ltd.	Singapore
Astec Electronics Company Ltd.	China
Astec Electronics Company Ltd. (Beijing Branch)	China
Astec Electronics Company Ltd. (Xi’an Branch)	China
Astec Europe Ltd.	United Kingdom
Astec Europe Ltd. (Austria Branch)	Austria
Astec Europe Ltd. (Italy Branch)	Italy
Astec Europe Ltd. (Ireland Branch)	Ireland
Astec International Ltd.	Hong Kong
Astec Power Philippines, Inc.	Philippines
Astec Power Supply Company Ltd.	China
Embedded Computing & Power Private Ltd.	India
Excelsys Group Ltd.	Ireland
Excelsys Holdings Ltd.	Ireland
Excelsys Technologies Ltd.	Ireland

Name	Jurisdiction of Incorporation or Organization
Fuyogo Limited	Hong Kong
HiTek DB Pension Scheme Trustees Ltd.	England
HiTek Power GmbH	Germany
HiTek Power Ltd.	United Kingdom
LumaSense Equipment India Pvt. Ltd. Co.	India
LumaSense Europe GmbH	Germany
LumaSense Sensor GmbH	Germany
LumaSense Technologies A/S	Denmark
LumaSense Technologies B.V.	Netherlands
LumaSense Technologies GmbH	Germany
LumaSense Technologies Holdings, Inc.	Delaware
LumaSense Technologies SARL	France
LumaSense Technologies, Inc.	Delaware
Microware Manufacturing Ltd.	United Kingdom
Sekidenko, Inc.	Washington
Siren Acquisition Sub, Inc.	New York
Solvix GmbH	Switzerland
Solvix LLC	Colorado
Stourbridge Holdings (UK), Ltd.	United Kingdom
String Inverter Repair Services, LLC	Colorado
Tamio Limited	Hong Kong
T.J. Acquisition Subsidiary, Inc.	New York
Tegam, Inc.	Ohio
Trek Holding Co., Ltd.	Japan
Trek Japan K.K.	Japan
Trek, Inc.	New York
UltraVolt Group, Inc.	Delaware
UltraVolt, Inc.	New York
Versatile Power, Inc.	California
Wankia Limited	Hong Kong
Zhongshan Artesyn Technologies Co., Ltd.	China